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[Translation of Chinese original]



                                                                    EXHIBIT 10.8

                   AMENDED AND RESTATED SHARE PLEDGE AGREEMENT

This Amended and Restated Share Pledge Agreement (this Agreement) is entered into on May 10, 2004 in Beijing by and between the following parties:

PLEDGEE: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.
Registered Address: 12th floor, Zhong Dian Building, Zhong Guan Cun South Street, Hai Dian District, Beijing
Legal Representative: Zhou Yunfan

And

PLEDGOR: YUNFAN ZHOU, SONGLIN YANG, ZHEN HUANG AND YANG CHA


WHEREAS,

     1. The Pledgor, Yunfan Zhou, Songlin Yang, Zhen Huang and Yang Cha, are citizens of the People's Republic of China ("PRC", excluding Hong Kong Special Administration District, Macao Special Administration District and Taiwan area , for the purpose of this "Agreement"), and respectively owns 10%, 42%, 3% and 45% equity interest in Beijing AirInBox Information Technologies Co., Ltd.

     2. Beijing AirInBox Information Technologies Co., Ltd. is a limited liability company registered in Beijing engaging in the business of Internet information provision services, value-added telecommunication services, etc.

     3. The Pledgee, a wholly foreign-owned company registered in Beijing, PRC, has been licensed by the PRC relevant government authority to carry on the business of computer software products, internet products development, sale and services, etc. The Pledgee and the Pledgor-owned Beijing AirInBox Information Technologies Co., Ltd. entered into Exclusive Technical Consulting and Services Agreement, Trademark Licensing Agreement and Domain Name Licensing Agreement on March 31, 2004.

     4. In order to make sure that the Pledgee collect technical service fees under Exclusive Technical Consulting and Services Agreement, Trademark Licensing Agreement and Domain Name Licensing Agreement as normal from Pledgor-owned Beijing AirInBox Information Technologies Co., Ltd., the Pledgor are willing to severally and jointly pledge all their equity interest in Beijing AirInBox Information Technologies Co., Ltd. to the Pledgee as a security for the Pledgee to collect the above-mentioned fees.

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     In order to define each Party's rights and obligations, the Pledgee and the
     Pledgor through mutual negotiations hereby enter into this Agreement based upon the following terms:

1. DEFINITIONS

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

     1.1  Pledge means the full content of Article 2 hereunder.

     1.2 Equity Interest means all the 100% equity interests in Beijing AirInBox Information Technologies Co., Ltd. legally and jointly held by the Pledgor and all the present and future rights and benefits based on such equity interest.

     1.3 Service Agreement means the Exclusive Technical Consulting and Service Agreement entered into by and between Beijing AirInBox Information Technologies Co., Ltd. and the Pledgee on March 31, 2004.

     1.4 Licensing Agreement means the Trademark Licensing Agreement and Domain Name Licensing Agreement entered into by and between Beijing AirInBox Information Technologies Co., Ltd. and the Pledgee on March 31, 2004.

     1.5 Event of Default means any event in accordance with Article 7 hereunder.

     1.6 Notice of Default means the notice of default issued by the Pledgee in accordance with this Agreement.

2. PLEDGE

     2.1 The Pledgor agrees to pledge all his equity interest in Beijing AirInBox Information Technologies Co., Ltd. to the Pledgee to ensure the Pledgee collect the services fees under the Services Agreement Licensing Agreement.

     2.2 The Pledge under this Agreement refers to the rights owned by the Pledgee to collect the fees (including legal fees), expenses and losses that Beijing AirInBox Information Technologies Co., Ltd. shall pay under the Service Agreement and Licensing Agreement, and the civil liability that Beijing AirInBox Information Technologies Co., Ltd. shall bear in case the Service Agreement and/or Licensing Agreement wholly or partially nullify due to



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          any reason.

     2.3 The Pledge under this Agreement refers to the prior right owned by the Pledgee to the money gained from the conversion, auction, or sell of the equity interests pledged by the Pledgor to the Pledgee.

     2.4 The pledge under this Agreement shall be terminated only Beijing AirInBox Information Technologies Co., Ltd. has performed all the obligations and liabilities under the Servicing Agreement and Licensing Agreement and the Pledgee has confirm in written form. If Beijing AirInBox Information Technologies Co., Ltd. does not fully perform all or part of its obligations or liabilities under the Servicing Agreement and Licensing Agreement at the expiration of such agreements, the Pledgee shall maintain the pledge hereunder up to the date all such obligations and liabilities are fully performed.

3. EFFECT

     3.1 This Agreement shall take effect as of the date when the equity interests pledged are recorded in the Register of Shareholder of Beijing AirInBox Information Technologies Co., Ltd..

     3.2 The Pledgee is entitled to dispose the pledge hereunder if Beijing AirInBox Information Technologies Co., Ltd. fails to pay the fees in accordance with the Servicing Agreement and Licensing Agreement during the Pledge.

4. PHYSICAL POSSESSION OF DOCUMENTS

     4.1 During the term of Pledge under this Agreement, the Pledgor shall deliver the physical possession of the Certificate of Distribution (original) of Beijing AirInBox Information Technologies Co., Ltd. and provide the testify of the proper record of such pledge on the shareholders' name list of Beijing AirInBox Information Technologies Co., Ltd. to the Pledgee within one week as of the date of conclusion of this Agreement.

     4.2 The Pledgor shall be entitled to collect the incomes (such as, including but not limited to, any dividends and profits) from the equity interests, which shall become the assurance for the debt of Beijing AirInBox Information Technologies Co., Ltd., within the term of this Agreement, except for written consent of the Pledgee.



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5. WARRANTIES AND REPRESENTATION OF THE PLEDGOR

     The Pledgor hereby makes the following representation and warranties to the Pledgee and confirm that the Pledgee execute such Agreement in reliance of such representation and warranties:

     5.1 The Pledgor is the legal owner of the equity interests hereunder and is entitled to create pledge on such equity interests;

     5.2 The Pledgee shall not be interfered by any other pledgee at any time once the Pledgee exercises the rights of the Pledge in accordance with this Agreement.

     5.3 The Pledgee shall be entitled to dispose or assign the pledge in accordance with relevant laws and this Agreement.

     5.4 The execution and performance of this Agreement of the Pledgor has gained all necessary authorization and shall not violate any applicable laws and regulations. The representative who signs this Agreement shall be lawfully and effectively authorized.

     5.5 The Pledgor shall not encumber the equity interests (including but not limited to pledge) hereunder to any other person.

     5.6 The Pledgor warrant that there is no on-going civil, administrative or criminal litigation or administrative punishment or arbitration related with the equity interests hereunder and have no idea about those in future at the date of conclusion of this Agreement.

     5.7 There are no outstanding taxes, fees or undecided legal procedures related with the equity interests hereunder at the date of conclusion of this Agreement.

     5.8 Each stipulation hereunder is the expression of each Party's true meaning and shall be binding upon all the Parties.

6 COVENANT OF THE PLEDGOR

     6.1 During the effective term of this Agreement, the Pledgor covenants to the Pledgee that the Pledgor shall:

          6.1.1 not transfer or assign the equity interests, create or permit to create any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee except transfer to the Pledgee or the person designated




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               by the Pledgee as required by the Pledgee;

          6.1.2 comply with and implement laws and regulations with respect to the pledge of rights, present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five days upon receiving such notices, orders or suggestions and take actions in accordance with the reasonable instruction of the Pledgee;

          6.1.3 timely notify the Pledgee of any events or any received notices which may affect the Pledgor's equity interest or any part of its right, and any events or any received notices which may change the Pledgor's any covenant and obligation under this Agreement or which may affect the Pledgor's performance of its obligations under this Agreement, take actions in accordance with the reasonable instruction of the Pledgee.

     6.2 The Pledgor agrees that the Pledgee's right of exercising the Pledge obtained from this Agreement shall not be suspended or hampered by the Pledgor or any successors of the Pledgor or any person authorized by the Pledgor or any other person.

     6.3 The Pledgor warrants to the Pledgee that in order to protect or perfect the security over the payment of the technical consulting and service fees under the Service Agreement and the licensing fees under the Licensing Agreement, the Pledgor shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and/or perform and cause other parties who have interests to take action as required by the Pledgee and make access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the changes of certificate of equity interests with the Pledgee or another party designated by the Pledgee, and provides the Pledgee with all the documents regarded as necessary to the Pledgee within the reasonable time.

     6.4 The Pledgor warrants to the Pledgee that the Pledgor will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee. The Pledgor shall compensate for all the losses suffered by the Pledgee for the reasons that the Pledgor does not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

7 EVENT OF DEFAULT

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     7.1  The following events shall be regarded as an event of default:

          7.1.1 Beijing AirInBox Information Technologies Co., Ltd. or its successor or trustee fails to make full payment of service fees or licensing fees under the Servicing Agreement and Licensing Agreement as scheduled there under;

          7.1.2 The Pledgor makes any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgor is in violation of any warranties under Article 5 herein;

          7.1.3 The Pledgor violates the warrants under Article 5 and the covenants under Article 6 herein;

          7.1.4 The Pledgor badly violates any terms and conditions herein;

          7.1.5 The Pledgor waives the pledged equity interests or transfers or assigns the pledged equity interests without prior written consent from the Pledgee except otherwise agreed under Article
               6.1.1 herein ;

          7.1.6 The Pledgor's any external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled date; or (2) are due but can not be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgor's capacity to perform the obligations herein is affected;

          7.1.7 The Pledgor is incapable of repaying the general debt or other debt;

          7.1.8 This Agreement is illegal for the reason of the promulgation of any related laws or the Pledgor's incapability of continuing to perform the obligations herein;

          7.1.9 Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

          7.1.10 The property of the Pledgor is adversely changed and cause the Pledgee to deem that the capability of the Pledgor to perform the obligations herein is affected;



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          7.1.11 Other circumstances whereby the Pledgee is incapable of exercising the right to dispose the Pledge in accordance with the related laws.

     7.2 The Pledgor shall immediately give a written notice to the Pledgee if the Pledgor is aware of or find that any event under Article 7.1 herein or any events that may result in the foregoing events have happened or is going on.

     7.3 Unless the event of default under Article 7.1 herein has been solved to the Pledgee's satisfaction, the Pledgee, at any time when the event of default happens or thereafter, may give a written notice of default to the Pledgor and require the Pledgor to immediately make full payment of the outstanding fees under the Service Agreement and the Licensing Agreement, and other payables or dispose the Pledge in accordance with Article 8 herein.

8 EXERCISE OF THE RIGHT OF THE PLEDGE

     8.1 The Pledgor shall not transfer or assign the pledge without prior written approval from the Pledgee prior to the full repayment of the fees under the Service Agreement and the Licensing Agreement.

     8.2 The Pledgee shall give a notice of default to the Pledgor when the Pledgee exercises the right of pledge.

     8.3 Subject to Article 7.3, the Pledgee may exercise the right to dispose the Pledge at any time when the Pledgee gives a notice of default in accordance with Article 7.3 or thereafter.

     8.4 The Pledgee is entitled to have priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the equity interests pledged herein in accordance with legal procedure until the outstanding fees under the Servicing Agreement and the Licensing Agreement and all other payables there under are repaid.

     8.5 The Pledgor shall not hinder the Pledgee from disposing the Pledge in accordance with this Agreement and shall give necessary assistance so that the Pledgee could realize his Pledge.

9 TRANSFER OR ASSIGNMENT

     9.1 The Pledgor shall not donate or transfer his rights and obligations to any third party herein without prior consent from the Pledgee.

     9.2  This Agreement shall be binding upon the Pledgor and his successors


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          and be effective to the Pledgee and his each successor and assignee.

     9.3 The Pledgee may transfer or assign his all or any rights and obligations under the Service Agreement and/or the Licensing Agreement to any third party at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a party hereto. When the Pledgee transfers or assigns the rights and obligations under the Service Agreement and/or the Licensing Agreement, at the request of the Pledgee, the Pledgor shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

     9.4 After the Pledgee's change resulting from the transfer or assignment, the new parties to the pledge shall reexecute a pledge contract.

10 TERMINATION

This Agreement shall not be terminated until the fees under the Service Agreement and the Licensing Agreement are paid off and the Beijing AirInBox Information Technologies Co., Ltd. will not undertake any obligations under the Service Agreement and the Licensing Agreement any more, and the Pledgee shall cancel or terminate this Agreement within reasonable time as soon as practicable.

11 FEES AND OTHER CHARGES


     11.1 The Pledgor shall be responsible for all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with the laws, the Pledgor shall fully indemnify such taxes paid by the Pledgee.

     11.2 The Pledgor shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney's fees, and various insurance premiums in connection with disposition of Pledge) incurred by the Pledgor for the reason that (1) The Pledgor fails to pay any payable taxes, fees or charges in accordance with this Agreement; or (2) The Pledgee has recourse to any foregoing taxes, charges or fees by any means for other reasons.

12 FORCE MAJEURE

     12.1 If this Agreement is delayed in or prevented from performing in the Event of Force Majeure ("Event of Force Majeure"), only within the limitation of



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          such delay or prevention, the affected party is absolved from any liability under this Agreement. Force Majeure, which includes acts of governments, acts of nature, fire, explosion, geographic change, flood, earthquake, tide, lightning, war, means any unforeseen events beyond the prevented party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party's reasonable control. The Party affected by Force Majeure who claims for exemption from performing any obligations under this Agreement or under any Article herein shall notify the other party of such exemption promptly and advice him of the steps to be taken for completion of the performance.

     12.2 The Pledge affected by Force Majeure shall not assume any liability under this Agreement. However, subject to the Party affected by Force Majeure having taken its reasonable and practicable efforts to perform this Agreement, the Party claiming for exemption of the liabilities may only be exempted from performing such liability as within limitation of the part performance delayed or prevented by Force Majeure. Once causes for such exemption of liabilities are rectified and remedied, both parties agree to resume performance of this Agreement with their best efforts.

13 APPLICABLE LAW AND DISPUTE RESOLUTION

     13.1 The execution, validity, performance and interpretation of this Agreement shall be governed by and construed in accordance with the PRC law.

     13.2 The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration. The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.

     13.3 Each Party shall continue performance of this Agreement in good faith according to the stipulations herein except the matters in dispute.

14 NOTICE

     Any notice or correspondence, which is given by the Party as stipulated hereunder, shall be in Chinese and English writing and shall be delivered in person or by registered or prepaid mail or recognized express service, or be transmitted by telex or facsimile to the following addresses:





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     PLEDGEE: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.


     Registered Address: Room 809,12 floor, Tower A, Yue Tan Building, Yue Tan
          Bei Jie, Xi Cheng District, Beijing
     Fax:  (86)10-68083118
     Tele: (86)10-68081818
     Addressee:  Yunfan Zhou

     YUNFAN ZHOU
     Address: Room 13A, No.9 Building, Guan Cheng Nan Yuan, Ma Dian, Hai Dian
          District, Beijing
     Fax:
     Tele:
     Addressee:  Yunfan Zhou

     SONGLIN YANG
     Address: Room 13A, No.9 Building, Guan Cheng Nan Yuan, Ma Dian, Hai Dian
          District, Beijing
     Fax:
     Tele:
     Addressee:  Songlin Yang


     ZHEN HUANG
     Address: Room 13A, No.9 Building, Guan Cheng Nan Yuan, Ma Dian, Hai Dian
          District, Beijing
     Fax:
     Tele:
     Addressee: Zhen Huang

     YANG CHA
     Address: Room 13A, No.9 Building, Guan Cheng Nan Yuan, Ma Dian, Hai Dian
          District, Beijing
     Fax:
     Tele:
     Addressee: Yang Cha

15 APPENDICES

     The appendices to this Agreement are entire and integral part of this Agreement.

16 WAIVER

     The Pledgee's non-exercise or delay in exercise of any rights, remedies, power or

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     privileges hereunder shall not be deemed as the waiver of such rights, remedies, power or privileges. Any single or partial exercise of the rights, remedies, power and privileges shall not exclude the Pledgee from exercising any other rights, remedies, power and privileges. The rights, remedies, power and privileges hereunder are accumulative and shall not exclude the application of any other rights, remedies, power and privileges stipulated by laws.

17 MISCELLANEOUS

     17.1 Any amendments, modifications or supplements to this Agreement shall be in writing and come into effect upon being executed and sealed by the parties hereto.

     17.2 This Agreement and all the agreements and/or documents referenced or specifically included herein constitute the entire agreement among the Parties in respect of the subject matter hereof and supersede all prior oral or written agreements, contract, understanding and correspondence among them, including the equity pledge agreement among the Pledgee, Yunfan Zhou, Songlin Yang and Zhen Huang dated March 31, 2004.

     17.3 In case any terms and stipulations in this Agreement is regarded as illegal or can not be performed in accordance with the applicable law, such terms and stipulations shall be deemed to lose effect and enforcement within the scope governed by the applicable law, and the rest stipulations will remain effective.

     17.4 This Agreement is translated from the Chinese original and shall be kept in seven copies.



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(No text on this page)




PLEDGEE: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.




Authorized Representative:  /s/ Nick Yang
                            -------------


PLEDGOR: YUNFAN ZHOU




Signature:  /s/ Yunfan Zhou


PLEDGOR: SONGLIN YANG




Signature:  /s/ Songlin Yang


PLEDGOR: ZHEN HUANG




Signature:  /s/ Zhen Huang


PLEDGOR: YANG CHA




Signature:  /s/ Yang Cha



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APPENDICES

1.   Register of Shareholders of Beijing AirInBox Information Technologies Co.,
     Ltd.


2. Certificate of Capital Contribution of Beijing AirInBox Information Technologies Co., Ltd.




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